STANDARD MOTOR PRODUCTS, INC.

                          INDEPENDENT DIRECTORS' STOCK
                                   OPTION PLAN

      1. PURPOSE. The purpose of the Standard Motor Products, Inc. Independent Directors' Stock Option Plan (the `Plan") is to secure for Standard Motor Products, Inc., a New York Corporation, (the "Company") and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries.

      2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

            (a)"Board of Directors" or "Board" shall mean the Board of Directors of the Company, as constituted from time to time, and as elected at the Company's annual shareholder's meeting.

            (b) "Chief Executive Officer" shall mean the persons who at the time shall be Chief Executive Officer or Co-Chief Executive Officers of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d)"Fair Market Value" of a Share at any particular time shall mean with respect to common stock , the average of the high and low sale prices per share of the Company's common stock on the New York Stock Exchange on the date prior to the date of a grant.

            (e) "Option" shall mean a non-qualified option issued pursuant to the Plan.

            (f)"Plan" shall mean this Standard Motor Products, Inc. Independent Directors' Stock Option Plan adopted by the Board of Directors at its meeting held on March 2, 2004, as such Plan from time to time may be amended.

            (g) "Share" shall mean a share of the Company's common stock, par value $2. per share.

      3. ADMINISTRATION. The Plan shall be administered by the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

      4. ELIGIBILITY. Each member of the Board who is (i) not an employee of the Company or any subsidiary and (ii) not a blood relation of any member of the Board who is a controlling shareholder of the Company (an "Independent Director") shall be eligible to receive an Option in accordance with Section 5 below. The adoption of this Plan shall not be deemed to give any director any right to be granted an option to purchase Shares of the Company, except to the extent and upon such terms and conditions as may be determined by the Board.

      5. GRANT OF OPTIONS. The Shares which may be issued under the Plan will be common stock of the Company (par value $2. per share). Each year, as of the date of the annual meeting of the shareholders of the Company (or at such other time as designated by the Board), each Independent Director who has been elected or reelected, shall receive an Option for an amount of Shares as determined by the Board; provided, however, that the maximum amount of Shares that shall be issued under the Plan shall not exceed 50,000 Shares. The Shares to be issued may be either Treasury Shares or authorized but unissued Shares. Option grants under the Plan will be non-qualified options.

      A Certificate of Option or Option Agreement, in the form determined by the Board and signed by the Chairman of the Board, the President or the Chief Financial Officer of the Company, attested by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, and having the seal of the Company affixed hereto, shall be delivered to each person to whom an Option is granted. Each Certificate of Option or Option Agreement shall bear a legend indicating its status as an non-qualified option, and shall contain the terms designated by the Board pursuant to the Plan and such other terms and conditions, not inconsistent with the Plan, as the Board deems necessary or appropriate.

      6. PRICE. The purchase price per share for the Shares to be purchased pursuant to the exercise of any Option (the "Share Price") shall be equal to 100% of the Fair Market Value of a Share on the date immediately preceding the day such Option is granted. Except as otherwise permitted below, payment for the number of Shares to be exercised (the Share price times the number of Shares, the "Exercise Price") pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option, either in cash, or by certified check payable to the order of the Company. In addition, the Option shall provide that the Exercise Price may be satisfied, in whole or in part through the surrender of previously acquired Shares of the Company at their fair market value on the exercise date or through other financial arrangements made with a stock broker. Only Shares of the Company held by the Option holder for at least six (6) months as of the date of exercise may be so used to pay the exercise price for any Option or portion thereof.

      7. EXERCISE OF OPTIONS. Except as otherwise provided herein, an Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Board, but not sooner than approval of the Plan by stockholders of the Company as provided in Section 14 hereof. Notwithstanding anything to the contrary, no Option may be exercised until the first anniversary of the date upon which the Option was granted.

      An Option shall be exercised by the delivery to the Company of a Certificate of Option or Option Agreement duly signed by the holder thereof accompanied by full payment of the Exercise Price for the Shares to be purchased pursuant to such exercise. Such deliveries shall be made to the officer of the Company appointed by the Chairman of the Board or such other designated person for the purpose of receiving the same.

      Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to exercise of the Option. All such Shares and certificates shall be issued in the name of the person who is entitled at the time to exercise the Option or, if such person is the original holder and so elects, in the name of such person and his or her spouse as joint tenants with right of survivorship. If the Option shall have been exercised with respect to less than all of the Shares subject thereto, then the Company shall also cause to be delivered to the person entitled thereto a new Certificate of Option or Option Agreement in replacement of the certificate or agreement surrendered at the time of the exercise, indicating the number of Shares with respect to which the Option remains available for exercise, or else the original certificate or agreement shall be marked to give effect to the partial exercise thereof.

      8. DURATION OF OPTIONS. Except as provided below, each Option granted under the Plan shall provide that it may not be exercised after ten years from the date upon which the Option was granted, or such lesser period as determined by the Board in its discretion.

      9. NON-TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the holder thereof, otherwise than by will or the laws of descent and distribution to the extent provided in Section 12 hereof. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof, provided, however, that in the event that an Option holder becomes legally incapacitated and a representative or committee is appointed to act on his or her behalf, such representative or committee may exercise any Options that are held by the incapacitated Option holder to the same extent as the holder could have had he or she not suffered such incapacity.

      10. TERMINATION OF INDEPENDENT DIRECTOR RELATIONSHIP. If an Option holder shall cease to be an Independent Director for any reason other than death, while holding an Option that has not expired and has not been fully exercised, such person shall have until the end of the 90th calendar day following the date he ceases to be such an Independent Director (but in no event after the Option has expired under Section 8 above), and no longer, to exercise any unexercised portion of such Option that he or she could have exercised on the day on which such person ceased to be an Independent Director.

      If an Option holder shall cease to be an Independent Director by reason of death, while holding an Option that has not expired and has not been fully exercised, such person's executors, administrators or distributees, as the case may be, may, at any time within 120 calendar days after the date of death (but in no event after the Option has expired under Section 8 above), exercise the Option with respect to any shares as to which the decedent could have exercised at the time of death.

      11. ADJUSTMENT OF SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, combined or in any way substituted for, the Option to the extent that it has not been exercised, shall entitle the holder, upon the future exercise of the Option, to purchase such number and kind of securities or other property subject to the terms of the Option which he or she would have been entitled to receive had he or she actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such event; and the aggregate Option Price payable upon the future exercise of the Option stall be the same as if the original Shares were being purchased thereunder. Any fractional Shares or other securities which may be issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the time of such exercise, If any such event should occur, the number of Shares with respect to which Options remain to be granted, or with respect to which Options may again be granted, shall be similarly adjusted.

      If the Board of Directors approves or authorizes the dissolution or liquidation of the Company, or the reorganization, merger or consolidation of the Company with one or more corporations as a result of which either the Company will become a wholly-owned subsidiary of another corporation or neither the Company nor a subsidiary is the surviving corporation, or the sale of all or substantially all of the assets of the Company other than to a subsidiary, or if a tender offer for the Common Stock (or any other capital stock of the Company or a subsidiary for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized Stock") shall commence, or, if during any twelve month period, a majority of the members of the Board of Directors are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors, unless such new directors were nominated by the management of the Company, (each of the foregoing being referred to hereinafter as an "Extraordinary Transaction"), or, if after the adoption of the Plan, any individual, corporation, other entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with the Company or a subsidiary other than as a stockholder of the Company, acquires, directly or indirectly, within any twelve-month period Shares of the Common stock or any class of Recapitalized Stock with full voting rights (excluding any Shares issued in any acquisition or reorganization approved by the Board of Directors in which the Company is the surviving corporation or in control of the surviving corporation and any Shares issued by the Company in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common stock or such Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of the Company's stock (a "Substantial Change in Ownership"), then, effective upon the Board of Directors approval of the Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, the time when each then outstanding Option granted under the Plan may be exercised shall automatically be accelerated so that each holder thereof may exercise his or her Options in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group shall not be deemed to hold any Common stock or Recapitalized Stock issuable upon the conversion of any convertible securities of the Company or a subsidiary or upon the exercise of any option or warrant for or other right to purchase Common stock or Recapitalized Stock unless such Common stock or Recapitalized Stock has actually been issued upon conversion or exercise. Where any Option, the exercise date of which has been accelerated pursuant to this paragraph, is thereafter exercised, the Option Price may be paid in any manner and upon the terms permitted by the applicable Option.

      The determination of the Board as to adjustments to be made pursuant to this Section 11 shall be final, binding and conclusive.

      12. ISSUANCE OF SHARES COMPLIANCE WITH SECURITIES LAWS. The Company may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on NYSE or any stock exchange or exchanges on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares or such filings under any federal or state law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising any Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of applicable federal and state securities laws, rules, and regulations. The Company shall have the right, in its sole discretion, to issue "stop transfer" instructions for, and to place an appropriate legend on the certificates for, any Shares which may be issued upon exercise of an Option.

      Nothing in the Plan or any Certificate of Option or Option Agreement shall be construed to require the Company to register the Shares issued or issuable under the Options under the Securities Act of 1933, as amended, or under any applicable state securities law.

      13. AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board may at any time or from time to time amend the Plan and the terms and conditions of any Options not theretofore granted, and the Board may, with the consent of the affected holder of any Option, at any time or from time to time amend the terms and conditions of such Options as have been theretofore granted. Notwithstanding the foregoing the Board of Directors may not take any of the following actions unless the holders of a majority of the Company's stock entitled to vote approve such action:

            (a) materially increase the total number of Shares for which Options may be granted under the Plan in the aggregate or to any one person;

            (b) change the minimum Share Price for Shares subject to Options;

            (c) permit an Option to be exercised earlier than one year after it is granted;

            (d) extend the termination date of the Plan; or

            (e) take any other action with respect to the Plan which under the Code would be deemed the adoption of a new plan or which, under Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, or the rules of the New York Stock Exchange, would require approval of the Company's stockholders.

      To the extent not inconsistent with the Plan, the Board may authorize and establish such rules and regulations as it may determine to be advisable to make the Options effective or to provide for their administration, and may take such other action with regard to the Options as it shall deem desirable to effectuate their purpose. The Board shall have the authority to interpret the Plan as it may deem advisable and to make determinations which shall be final, binding and conclusive upon all persons. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

      14. APPROVALS. This Plan is conditioned upon its approval by the holders of a majority of the stock of the Company entitled to vote, present in person or by proxy, at the Company's annual meeting, to be held on May 20, 2004, provided, however, that the Plan is adopted and approved by the Board of Directors. Any Options granted under the Plan prior to such approval shall be granted subject to such approval, and in the event that this Plan is not approved by the stockholders of the Company as aforesaid, this Plan shall be void and of no force and effect, and any Options that may have been granted shall be void and of no force or effect.

      15. APPLICABLE LAW. The Plan and all Options granted pursuant to it are subject to all applicable laws and the rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or any Option to the contrary, no option holder shall be entitled to exercise an Option or any other right under the applicable Option, and the Company shall not be obligated to issue any Shares to such holder or to take any other action under the applicable Option, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation applicable to the Option holder or the Company or of any order, judicial decision, or material agreement to which the Company is a party or by which it is bound. The Plan will be administered in accordance with and governed by the laws of the state of New York.

      16. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after May 20, 2016.

                            FORM OF OPTION AGREEMENT

                           NON-QUALIFIED STOCK OPTION

                                (NON-ASSIGNABLE)

                                FOR _______SHARES

                           TO PURCHASE COMMON STOCK OF

                          STANDARD MOTOR PRODUCTS, INC.

              ISSUED PURSUANT TO THE STANDARD MOTOR PRODUCTS, INC.

                  2004 INDEPENDENT DIRECTORS' STOCK OPTION PLAN

      THIS CERTIFIES that, on _______, 20__, pursuant to the Standard Motor Products, Inc. 2004 Independent Directors' Stock Option Plan, _____________ (the "Holder"), a director of Standard Motor Products, Inc. ("Company"), a New York Corporation, was granted an option ("Option") to purchase all or any part of _______ fully paid and non-assessable shares ("Shares") of the Common Stock (par value of $2.00) of the Company, at the price of $_____* per share ("Share Price"), subject to the following terms and conditions:

      1. EXERCISE OF OPTIONS. Except as otherwise provided herein, an Option after the grant thereof, shall be exercisable by the Holder at such rate and times as may be fixed by the Board of Directors, but not sooner than approval of the Plan by stockholders of the Company. No Option may be exercised until the first anniversary of the date upon which the Option was granted.

*Average of the high and low price at the close of business on _______, 20__

      An Option shall be exercised by the delivery to the Company of a written notice duly signed by the Holder thereof, accompanied by this Option Agreement and by full payment to the Company of the Exercise Price for the Shares to be purchased pursuant to such exercise. Such deliveries shall be made to the officer of the Company appointed by the Chairman of the Board of Directors or such other designated person for the purpose of receiving the same.

      Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to exercise of the Option. All such Shares and certificates shall be issued in the name of the person who is entitled at the time to exercise the Option or, if such person is the original holder and so elects, in the name of such person and his or her spouse as joint tenants with right of survivorship. If the Option shall have been exercised with respect to less than all of the Shares subject thereto, then the Company shall also cause to be delivered to the person entitled thereto a new Option Agreement in replacement of the Option Agreement which was surrendered at the time of the exercise, indicating the number of Shares with respect to which the Option remains available for exercise, or else the original Option Agreement shall be marked to give effect to the partial exercise thereof.

      2. PAYMENT. Payment for the number of shares to be exercised (the Share price times the number of Shares the "Exercise Price") pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option, either in cash, or by check payable to the order of the Company. In addition, the Option shall provide that the Exercise Price may be satisfied, in whole or in part through the surrender of previously acquired Shares of the Company at their fair market value on the exercise date or through other financial arrangements made with a stockbroker.

      3. TERMINATION OF INDEPENDENT DIRECTOR RELATIONSHIP. If an Option Holder shall cease to be an Independent Director for any reason other than death, while holding an Option that has not expired and has not been fully exercised, such person shall have until the end of the 90th calendar day following the date he ceases to be such an Independent Director, and no longer, to exercise any unexercised portion of such Option that he or she could have exercised on the day on which such person ceased to be an Independent Director.

If an Option Holder shall cease to be an Independent Director by reason of death, while holding an Option that has not expired and has not been fully exercised, such person's executors, administrators or distributees, as the case may be, may, at any time within 120 calendar days after the date of death (but in no event after the Option has expired under Section 7), exercise the Option with respect to any Shares as to which the decedent could have exercised at the time of death.

      4. ADJUSTMENT OF SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares, or if the Shares shall be split up, converted, exchanged, reclassified, combined or in any way substituted for, the Option to the extent that it has not been exercised, shall entitle the Holder upon the future exercise of the Option, to purchase such number and kind of securities or other property, subject to the terms of the Option which he or she would have been entitled to receive had he or she actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such event; and the aggregate Option Price payable upon the future exercise of the Option shall be the same as if the original Shares were being purchased thereunder. Any fractional Shares or other securities which may be issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remains to be granted, or with respect to which Options may again be granted, shall be similarly adjusted.

If the Board of Directors approves or authorizes the dissolution or liquidation of the Company, or the reorganization, merger or consolidation of the Company with one or more corporations as a result of which either the Company will become a wholly-owned subsidiary of another corporation or neither the Company nor a subsidiary is the surviving corporation, or the sale of all or substantially all of the assets of the Company other than to a subsidiary, or if a tender offer for the Common Stock (or any other capital stock of the Company or a subsidiary for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized Stock")) shall commence, or if during any twelve month period, a majority of the members of the Board of Directors are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors, unless such new directors were nominated by the management of the Company (each of the foregoing being referred to hereinafter as an "Extraordinary Transaction"), or if, after the adoption of the Plan, any individual, corporation, other entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with the Company or a subsidiary other than as a stockholder of the Company, acquires, directly or indirectly, within any twelve-month period shares of the Common Stock or any class of Recapitalized Stock with full voting rights (excluding any shares issued in any acquisition or reorganization approved by the Board of Directors in which the Company is the surviving corporation or in control of the surviving corporation and any shares issued by the Company in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common Stock or such

Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of the Company's stock (a "Substantial Change in Ownership"), then, effective upon the Board of Directors approval of the Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, the time when each then outstanding Option granted under the Plan may be exercised shall automatically be accelerated so that each Holder thereof may exercise his or her Options in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group shall not be deemed to hold any Common Stock or Recapitalized Stock issuable upon the conversion of any convertible securities of the Company or a subsidiary or upon the exercise of any option or warrant for or other right to purchase Common Stock or Recapitalized Stock unless such Common Stock or Recapitalized Stock has actually been issued upon conversion or exercise. Where any Option, the exercise date of which has been accelerated pursuant to this paragraph, is thereafter exercised the Share Price may be paid in any manner and upon the terms permitted by the applicable Option. The determination of the Board of Directors as to adjustments to be made pursuant to this Section 4 shall be final, binding and conclusive.

      5. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS. The Company may postpone the issuance and delivery of Shares upon the exercise of the Option until (a) the admission of such Shares to listing on NYSE or on any stock exchange or exchanges on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares or such filings under any federal or state law, rule of regulation as the Company shall determine to be necessary or advisable. Any person exercising the Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of applicable federal and state securities laws, rules, and regulations. The Company shall have the right, in its sole discretion, to issue "stop transfer" instructions for, and to place an appropriate legend on the certificates for, any Shares which may be issued upon exercise of an Option. Nothing in the Plan or this Option Agreement shall be construed to require the Company to register the Shares issued or issuable under the Options under the Securities Act of 1933, as amended, or under any applicable state securities law.

      6. APPLICABLE LAW. The Options are subject to all applicable laws and rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or this Option Agreement to the contrary, the Holder shall not be entitled to exercise the Option and the Company shall not be obligated to issue any Shares to the Holder or to take any other action under the applicable Option, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation applicable to the Holder or the Company, or a violation of any order, judicial decision, or material agreement to which the Company is a party or by which it is bound. This Option Agreement will be administered in accordance with and governed by the laws of the state of New York.

      7. DURATION OF OPTION. The duration of this Option shall be a period of ten years from the date upon which the Option was granted.

      8. NON-TRANSFERABILITY OF OPTIONS. This Option shall not be transferable by the Holder hereof, otherwise than by will or the laws of descent and distribution to the extent provided herein. This Option may be exercised or surrendered during the Holder's lifetime only by the Holder thereof, provided, however, that in the event that the Holder becomes legally incapacitated and a representative or a committee is appointed to act on his or her behalf, such representative or committee may exercise any Options that are held by the incapacitated Holder to the same extent as the Holder could have had he or she not suffered such incapacity.

      9. STATUS. This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      10. PLAN. This Option Agreement is subject to, and shall be governed by, the terms of the Plan. In the case of a conflict between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

      IN WITNESS WHEREOF, the Company hereby sets its hand this ___ day of _____, 20__.

                                          STANDARD MOTOR PRODUCTS, INC.

                                          By:
                                             ------------------------------
                                          Name:
                                          Title:

Accepted:


-----------------------------
Holder,
        ---------------------

Address: